Conversion Technologies International, Inc.
                                And Subsidiaries

             STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

             For the three months ended September 30, 1998 and 1997

                                        September 30, 1998   September 30, 1997
                                        ------------------   ------------------

Loss before extraordinary item          $         (816,100)  $       (1,355,187)

Preferred stock dividends                         (600,926)          (1,573,500)
                                        ------------------   ------------------

Loss before extraordinary item
  attributable to common
  stockholders                          $       (1,417,026)  $       (2,928,687)
                                        ==================   ==================

Weighted average number of common
  shares outstanding                             4,860,339            4,799,186
                                        ==================   ==================

Loss per common share
  before extraordinary item             $            (0.29)  $            (0.61)
                                        ==================   ==================

Extraordinary item                      $               --   $        5,862,018
                                        ==================   ==================

Income per share from extraordinary
  item                                  $               --   $             1.22
                                        ==================   ==================

Net income (loss)                       $         (816,100)  $        4,506,831

Preferred stock dividends                         (600,926)          (1,573,500)
                                        ------------------   ------------------

Net income (loss) attributable to
  common stockholders                   $       (1,417,026)  $        2,933,331
                                        ==================   ==================

Net income (loss) per common share      $            (0.29)  $             0.61
                                        ==================   ==================